Press Release
FOR RELEASE: April 12, 2023

APOGEE ENTERPRISES REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS

•Fourth-quarter revenue grows 5 percent, to $344 million

•Fourth-quarter earnings of $0.91 per diluted share; adjusted earnings of $0.86 per diluted share

•Record full-year revenue, earnings per share, and adjusted earnings per share

•Strong cash flow, with $52 million of cash from operations in the fourth quarter

•Apogee provides guidance for fiscal 2024, forecasting earnings of $3.90 to $4.25 per diluted share

MINNEAPOLIS, MN, April 12, 2023 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced its fiscal 2023 fourth-quarter and full-year results. Fourth-quarter revenue grew 4.9 percent to $344.1 million, compared to $328.0 million in the fourth quarter of fiscal year 2022, led by double-digit growth in Architectural Framing Systems and Architectural Glass. Earnings per diluted share were $0.91, which included a discrete $1.1 million income tax benefit related to the Sotawall business. This compared to a net loss of $(0.67) per diluted share in the prior-year quarter, which included $55.8 million of pre-tax impairment and restructuring charges and a $19.5 million gain on the sale of assets. Adjusted earnings in this year’s fourth quarter were $0.86 per diluted share, compared to $0.91 in the prior-year period.1

Full year fiscal 2023 revenue grew 9.6 percent, to a record $1.44 billion, up from $1.31 billion in the prior year, with growth in each of the company’s segments. Full-year earnings grew to a record $4.64 per diluted share, compared to $0.14 in fiscal 2022. Full year adjusted earnings per diluted share increased 60 percent, to a record $3.98.

“The fourth quarter was a solid close to a terrific year for Apogee, as we continued to build momentum in executing our strategy,” said Ty R. Silberhorn, Chief Executive Officer. “The combination of the right strategy, improving operational execution, and a strong team, helped us deliver record full-year revenue and earnings, and significant progress toward achieving our long-term financial targets.”
1 Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures later in this press release for more information and reconciliations to the most directly comparable GAAP measures.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Mr. Silberhorn continued, “In fiscal 2024, we expect to drive further progress toward our financial goals, as we continue to execute our strategy to position the company as an economic leader in our target markets, with a stronger foundation of core capabilities.”

Segment Results

Architectural Framing Systems
Architectural Framing Systems fourth-quarter revenue grew 13 percent, to $148.6 million, from $131.4 million in the prior-year quarter, primarily driven by inflation-related pricing and improved mix, partially offset by lower volume. Operating income increased to $15.6 million, compared to $9.3 million in last year’s fourth quarter, primarily driven by improved pricing which more than offset the impact of inflation. Segment backlog2 at the end of the quarter was $243 million, compared to $246 million at the end of the third quarter, and $281 million one year ago. Framing Systems’ prior year results have been recast to reflect the move of the Sotawall business to the Architectural Services segment, which was effective at the beginning of this fiscal year.

Architectural Services
Architectural Services revenue in the fourth quarter was $98.5 million, compared to $114.9 million in the prior-year quarter, reflecting lower volume due to the timing of projects in backlog. Operating income was $3.7 million, compared to an operating loss of $(41.2) million in the prior-year period, which included a $49.5 million impairment expense related to intangible assets. Excluding the impairment expense, adjusted operating income3 in the prior year quarter was $8.2 million. The decreased adjusted operating income in this year’s fourth quarter reflects lower volume and higher costs on legacy Sotawall projects. Segment backlog at the end of the quarter was $727 million, compared to $741 million at the end of the third quarter, and $665 million one year ago. Prior-year results for Architectural Services have been recast to reflect the move of the Sotawall business into the segment, which was effective at the beginning of this fiscal year.

Architectural Glass
Architectural Glass fourth-quarter revenue grew 12 percent to $81.4 million, from $72.5 million in the prior-year quarter, primarily driven by improved pricing and mix. Operating income was $9.5 million, compared to $17.9 million in last year’s fourth quarter, which included a $19.5 million gain on the sale of assets and $6.2 million of restructuring costs. Excluding these items, adjusted operating income in the prior year quarter was $4.7 million. The higher adjusted operating income in this year’s fourth quarter was primarily driven by improved pricing which more than offset the impact of inflation.

Large-Scale Optical
Large-Scale Optical revenue grew 3 percent, to $27.2 million, up from $26.6 million in last year’s fourth quarter, primarily reflecting improved pricing. Operating income was $5.8 million, compared to $6.3 million in last year’s fourth quarter, primarily reflecting higher operating costs, partially offset by improved pricing.

Financial Condition
In the fourth quarter, net cash provided by operating activities was $51.6 million, compared to $14.2 million in last year’s fourth quarter. For the full year, net cash provided by operating activities improved to $102.7 million, compared to $100.5 million in fiscal 2022, primarily driven by higher net earnings, which more than offset increased working capital related to revenue growth and inflation. Capital expenditures for the fiscal year were $45.2 million, compared to $21.8 million last year, as the company increased investments in projects to support its strategy. During the year, the company returned $94.0 million of cash to shareholders through share repurchases and dividend payments.

2 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.
3 Adjusted operating income is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information and reconciliations to the most directly comparable GAAP measures.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Year-end total debt was $169.8 million, compared to $163.0 million at the end of fiscal 2022. Cash and cash equivalents were $19.9 million, compared to $37.6 million at the end of fiscal 2022.

Outlook
The company is providing initial guidance for fiscal year 2024, with earnings per diluted share expected in the range of $3.90 to $4.25. Fiscal 2024 will be a 53-week year, with an extra week in the fourth quarter. Including the extra week of operations, the company expects flat to slightly declining revenue compared to fiscal 2023, primarily reflecting expected lower volume in Architectural Services. The company continues to expect a long-term average tax rate of approximately 24.5 percent and forecasts capital expenditures in fiscal 2024 between $50 to $60 million.

Conference Call Information
The company will host a conference call today at 8:00 a.m. Central Time to discuss its financial results and provide a business update. This call will be webcast and is available in the Investor Relations section of the company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. The webcast also will be archived for replay on the company’s website.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural products and services for enclosing buildings, and high-performance glass and acrylic products used for preservation, energy conservation, and enhanced viewing. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes high-performance architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Examples of items excluded to arrive at this adjusted measure in recent reporting periods include: impairment charges, restructuring costs, acquired project-related charges, gains or losses from significant asset sales, and income tax deductions for worthless stock losses.
•Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of its financial strength. However, free cash flow does not fully reflect the company’s ability to freely deploy generated cash, as it does not reflect, for example, required payments on indebtedness and other fixed obligations.
•Net debt is a non-GAAP measure defined as total debt (current debt plus long-term debt) on our consolidated balance sheet, less cash and cash equivalents. The company considers this measure helpful to evaluate our capital structure and financial leverage, and our ability to fund investing and financing activities.
•Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. We believe this metric provides useful information to investors and analysts about the Company's performance because it eliminates the effects of certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of the company.
•Return on average invested capital (“ROIC”) is defined as operating income (adjusted for certain items that are unusual in nature or whose fluctuations from period to period do not necessarily correspond to changes in the operations of the company) after tax, divided by average invested capital. We believe this measure is useful in understanding operational performance and capital allocation over time.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

A reconciliation of non-GAAP guidance on Adjusted EPS to GAAP guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty of the magnitude and timing of future adjustments. These adjustments may include, among others, the impact of such items as impairment charges, restructuring costs, acquired project-related charges, and gains or losses from significant asset sales. Accordingly, the company is unable to provide a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure or address the probable significance of the unavailable information, which could be material to the company's future financial results computed in accordance with GAAP.

An operational measure that management uses is backlog. Backlog represents the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future segment revenue because we have a substantial number of projects with short lead times that book-and-bill within the same reporting period and are not included in backlog.

Management uses non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the company , including the following: (A) U.S. and global economic conditions, including the cyclical nature of the North American and Latin American commercial construction industries and the potential impact of an economic downturn or recession; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) departure of key personnel and ability to source sufficient labor; (F) product performance, reliability and quality issues; (G) project management and installation issues that could affect the profitability of individual contracts; (H) changes in consumer and customer preference, or architectural trends and building codes; (I) dependence on a relatively small number of customers in one operating segment; (J) revenue and operating results that could differ from market expectations; (K) self-insurance risk related to a material product liability or other events for which the company is liable; (L) dependence on information technology systems and information security threats; (M) cost of compliance with and changes in environmental regulations; (N) supply chain disruptions, including fluctuations in the availability and cost of materials used in our products and the impact of trade policies and regulations; (O) integration of acquisitions and management of acquired contracts; (P) impairment of goodwill or indefinite-lived intangible assets; (Q) our ability to successfully implement our strategy to become the economic leader in our target markets and build an operating model to enable profitable growth and execute our priorities for fiscal year 2024; (R) increases in costs related to employee health care benefits; (S) risks that anticipated results from business restructuring initiatives will not be achieved, implementation of cost-saving and business restructuring initiatives may take more time or cost more than expected, the anticipated cost savings may be materially less than anticipated, and the restructuring may result in disruption in delivery of services to our customers; (T) U.S. and global instability and uncertainty arising from events outside of our control; and (U) the impact of cost inflation and rising interest rates. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the company’s results, performance, prospects, or opportunities. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2022, and in subsequent filings with the U.S. Securities and Exchange Commission..

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)	February 25, 2023	February 26, 2022	% Change	February 25, 2023	February 26, 2022	% Change
Net sales	$344,105	$327,957	5%	$1,440,696	$1,313,977	10%
Cost of sales	265,993	234,189	14%	1,105,423	1,039,816	6%
Gross profit	78,112	93,768	(17)%	335,273	274,161	22%
Selling, general and administrative expenses	52,373	102,408	(49)%	209,485	252,116	(17)%
Operating income (loss)	25,739	(8,640)	N/M	125,788	22,045	471%
Interest expense, net	2,166	928	133%	7,660	3,767	103%
Other (income) expense, net	(528)	1,142	N/M	1,507	4,409	(66)%
Earnings (loss) before income taxes	24,101	(10,710)	N/M	116,621	13,869	741%
Income tax expense	3,879	5,563	(30)%	12,514	10,383	21%
Net earnings (loss)	$20,222	$(16,273)	N/M	$104,107	$3,486	2,886%

Earnings (loss) per share - basic	$0.92	$(0.67)	N/M	$4.73	$0.14	3,279%
Earnings (loss) per share - diluted	$0.91	$(0.67)	N/M	$4.64	$0.14	3,214%
Weighted average basic shares outstanding	21,900	24,183	(9)%	22,007	24,920	(12)%
Weighted average diluted shares outstanding	22,326	24,183	(8)%	22,416	25,292	(11)%
Cash dividends per common share	$0.2400	$0.2200	9%	$0.9000	$0.8200	10%

Business Segment Information
(Unaudited)
	Three Months Ended			Twelve Months Ended
(In thousands)	February 25, 2023	February 26, 2022	% Change	February 25, 2023	February 26, 2022	% Change
Net sales
Architectural Framing Systems	$148,606	$131,354	13%	$649,778	$546,557	19%
Architectural Services	98,476	114,915	(14)%	410,627	407,421	1%
Architectural Glass	81,396	72,548	12%	316,554	309,241	2%
Large-Scale Optical	27,227	26,551	3%	104,215	101,673	3%
Intersegment eliminations	(11,600)	(17,411)	(33)%	(40,478)	(50,915)	(20)%
Net sales	$344,105	$327,957	5%	$1,440,696	$1,313,977	10%
Operating income (loss)
Architectural Framing Systems	$15,609	$9,251	69%	$81,875	$38,088	115%
Architectural Services	3,691	(41,243)	N/M	18,140	(22,071)	N/M
Architectural Glass	9,523	17,928	(47)%	28,610	1,785	1,503%
Large-Scale Optical	5,750	6,293	(9)%	25,348	23,618	7%
Corporate and other	(8,834)	(869)	917%	(28,185)	(19,375)	45%
Operating income (loss)	$25,739	$(8,640)	N/M	$125,788	$22,045	471%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	February 25, 2023	February 26, 2022
Assets
Cash and cash equivalents	$19,924	$37,583
Restricted cash	1,549	—
Current assets	361,628	300,309
Net property, plant and equipment	248,867	249,995
Other assets	283,397	299,976
Total assets	$915,365	$887,863
Liabilities and shareholders' equity
Current liabilities	242,549	231,946
Current debt	—	1,000
Long-term debt	169,837	162,000
Other liabilities	106,571	106,718
Shareholders' equity	396,408	386,199
Total liabilities and shareholders' equity	$915,365	$887,863

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Twelve Months Ended
(In thousands)	February 25, 2023	February 26, 2022
Net earnings	$104,107	$3,486
Depreciation and amortization	42,403	49,993
Share-based compensation	8,656	6,293
Asset impairment on property, plant, and equipment	—	21,497
Gain on disposal of assets	(3,815)	(20,987)
Impairment expense on intangibles and goodwill	—	49,473
Other, net	8,959	3,190
Changes in operating assets and liabilities:
Receivables	(58,839)	7,521
Inventories	1,731	(7,706)
Costs and earnings on contracts in excess of billings	(3,212)	(897)
Accounts payable and accrued expenses	10,206	3,348
Billings in excess of costs and earnings on uncompleted contracts	17,467	(14,288)
Refundable and accrued income taxes	(6,976)	11,017
Operating lease liability	(12,149)	(12,720)
Other, net	(5,842)	1,251
Net cash provided by operating activities	102,696	100,471
Capital expenditures	(45,177)	(21,841)
Proceeds from sales of property, plant and equipment	7,755	30,599
Sales/maturities of marketable securities	9,712	1,563
Other, net	—	(1,038)
Net cash (used) provided by investing activities	(27,710)	9,283
Borrowings on line of credit	485,879	—
Repayment on debt	(151,000)	(2,000)
Payments on line of credit	(327,865)	—
Proceeds from exercise of stock options	—	4,115
Repurchase and retirement of common stock	(74,312)	(100,414)
Dividends paid	(19,670)	(20,266)
Other, net	(4,055)	(2,007)
Net cash used by financing activities	(91,023)	(120,572)
Decrease in cash, cash equivalents and restricted cash	(16,037)	(10,818)
Effect of exchange rates on cash	(73)	1,124
Cash, cash equivalents and restricted cash at beginning of year	37,583	47,277
Cash, cash equivalents and restricted cash at end of period	$21,473	$37,583

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share
Unaudited

	Three Months Ended		Twelve Months Ended
(In thousands)	February 25, 2023	February 26, 2022	February 25, 2023	February 26, 2022
Net earnings (loss)	$20,222	$(16,273)	$104,107	$3,486
Worthless stock deduction and other discrete tax benefits(1)	(1,131)	—	(14,833)	—
Impairment expense on goodwill and intangible assets(2)	—	49,473	—	49,473
Restructuring costs(3)	—	6,279	—	30,512
Impairment of equity investment(4)	—	—	—	3,000
Gain on sale of assets(5)	—	(19,456)	—	(19,456)
Income tax impact on above adjustments(6)	—	2,394	—	(4,414)
Adjusted net earnings	$19,091	$22,417	$89,274	$62,601

	Three Months Ended		Twelve Months Ended
	February 25, 2023	February 26, 2022	February 25, 2023	February 26, 2022
Earnings (loss) per diluted common share	$0.91	$(0.67)	$4.64	$0.14
Worthless stock deduction and other discrete tax benefits(1)	(0.05)	—	(0.66)	—
Impairment expense on goodwill and intangible assets(2)	—	2.01	—	1.96
Restructuring costs(3)	—	0.26	—	1.21
Impairment of equity investment(4)	—	—	—	0.12
Gain on sale of assets(5)	—	(0.79)	—	(0.77)
Income tax impact on above adjustments(6)	—	0.10	—	(0.17)
Adjusted earnings per diluted common share	$0.86	$0.91	$3.98	$2.48

Shares outstanding for EPS	22,326	24,592	22,416	25,292
Per share amounts are computed independently for each of the items presented so the sum of the items may not equal the total amount

(1)	Adjustments related to discrete income tax benefits for the Sotawall business in fiscal 2023. In the second quarter of fiscal 2023, a $13.7 million benefit was recorded for the worthless stock deduction. In the fourth quarter of fiscal 2023, an additional $1.1 million income tax benefit was recorded with finalization of the valuation allowance related to the worthless stock deduction.
(2)	Adjustment related to impairment charge recorded during the fourth quarter of the prior year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter of prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from Architectural Framing Systems segment into the Architectural Services segment, the comparative fiscal 2022 results have been recast to reflect the change.
(3)	Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million and $21.5 million of asset impairment charges, $0.4 million and $6.2 million of employee termination costs and $1.0 million and $2.8 million of other costs associated with these restructuring plans incurred during the fourth quarter and full year of fiscal 2022, respectively.
(4)	Adjustment for impairment of minority equity investment is a result of the assignment for the benefit of creditors of all of the assets of a company in which Apogee holds a minority interest. The impairment represents a write-down of Apogee’s entire investment in the company.
(5)	Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022.
(6)	Income tax impact calculated using an estimated statutory tax rate of 25%, which reflects the estimated blended statutory tax rate for the jurisdiction in which the charge or income occurred. Income tax impact in the prior year periods excludes the tax benefit related to the impairment expense in certain jurisdictions due to a tax valuation allowance.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
(Unaudited)
	Three Months Ended February 25, 2023
	Architectural Framing Systems Segment		Architectural Services Segment		Architectural Glass Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating income	Operating margin	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$15,609	10.5%	$3,691	3.7%	$9,523	11.7%	$(8,834)	$25,739	7.5%

	Three Months Ended February 26, 2022
	Architectural Framing Systems Segment		Architectural Services Segment		Architectural Glass Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating (loss) income	Operating margin	Operating income	Operating margin	Operating (loss)	Operating (loss) income	Operating margin
Operating income (loss)	$9,251	7.0%	$(41,243)	(35.9)%	$17,928	24.7%	$(869)	$(8,640)	(2.6)%
Impairment expense on goodwill and intangible assets(1)	—	—	49,473	43.1	—	—	—	49,473	15.1
Restructuring costs(2)	(271)	(0.2)	—	—	6,187	8.5	363	6,279	1.9
Gain on sale of assets(3)	—	—	—	—	(19,456)	(26.8)	—	(19,456)	(5.9)
Adjusted operating income (loss)	$8,980	6.8%	$8,230	7.2%	$4,659	6.4%	$(506)	$27,656	8.4%

(1)	Adjustment related to impairment charge recorded during the fourth quarter of the prior year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter of prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from Architectural Framing Systems segment into the Architectural Services segment, the comparative fiscal 2022 results have been recast to reflect the change.
(2)
Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment,including $4.9 million of asset impairment charges, $0.4 million of employee termination costs and $1.0 million of other costs associated with these restructuring plans incurred during the fourth quarter of fiscal 2022.

(3)	Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

	Twelve Months Ended February 25, 2023
	Architectural Framing Systems Segment		Architectural Services Segment		Architectural Glass Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating income	Operating margin	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$81,875	12.6%	$18,140	4.4%	$28,610	9.0%	$(28,185)	$125,788	8.7%

	Twelve Months Ended February 26, 2022
	Architectural Framing Systems Segment		Architectural Services Segment		Architectural Glass Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating (loss) income	Operating margin	Operating income	Operating margin	Operating (loss)	Operating income	Operating margin
Operating income (loss)	$38,088	7.0%	$(22,071)	(5.4)%	$1,785	0.6%	$(19,375)	$22,045	1.7%
Impairment expense on goodwill and intangible assets(1)	—	—	49,473	12.1	—	—	—	49,473	3.8
Restructuring costs(2)	1,733	0.3	—	—	27,096	8.8	1,683	30,512	2.3
Gain on sale of assets(3)	—	—	—	—	(19,456)	(6.3)	—	(19,456)	(1.5)
Adjusted operating income (loss)	$39,821	7.3%	$27,402	6.7%	$9,425	3.0%	$(17,692)	$82,574	6.3%

(1)	Adjustment related to impairment charge recorded during the fourth quarter of the prior year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter of prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from Architectural Framing Systems segment into the Architectural Services segment, the comparative fiscal 2022 results have been recast to reflect the change.
(2)
Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $21.5 million of asset impairment charges, $6.2 million of employee termination costs and $2.8 million of other costs associated with these restructuring plans incurred during fiscal 2022.

(3)	Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted EBITDA Reconciliation
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands)	February 25, 2023	February 26, 2022	February 25, 2023	February 26, 2022
Net earnings (loss)	$20,222	$(16,273)	$104,107	$3,486
Income tax expense	3,879	5,563	12,514	10,383
Interest expense, net	2,166	928	7,660	3,767
Depreciation and amortization	10,478	11,640	42,403	49,993
EBITDA	$36,745	$1,858	$166,684	$67,629
Impairment expense on goodwill and intangible assets(1)	—	49,473	—	49,473
Restructuring costs(2)	—	6,279	—	30,512
Impairment of equity investment(3)	—	—	—	3,000
Gain on sale of assets(4)	—	(19,456)	—	(19,456)
Adjusted EBITDA	$36,745	$38,154	$166,684	$131,158

(1)	Adjustment related to impairment charge recorded during the fourth quarter of the prior year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter of prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from Architectural Framing Systems segment into the Architectural Services segment, the comparative fiscal 2022 results have been recast to reflect the change.
(2)	Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million and $21.5 million of asset impairment charges, $0.4 million and $6.2 million of employee termination costs and $1.0 million and $2.8 million of other costs associated with these restructuring plans incurred during the fourth quarter and full year of fiscal 2022, respectively.
(3)	Adjustment for impairment of minority equity investment is a result of the assignment for the benefit of creditors of all of the assets of a company in which Apogee holds a minority interest. The impairment represents a write-down of Apogee’s entire investment in the company.
(4)	Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Return on Invested Capital Reconciliation
(Unaudited)
	Twelve Months Ended
(In thousands, except percentages)	February 25, 2023	February 26, 2022
Operating income	$125,788	$22,045
Impairment expense on intangibles and goodwill (1)	—	49,473
Restructuring costs (2)	—	30,512
Gain on sale of assets (3)	—	(19,456)
Adjusted operating income	$125,788	$82,574
Tax adjustment (4)	30,818	20,644
Adjusted operating income after taxes	$94,970	$61,930
Average invested capital (5)	$686,124	$760,993
Return on invested capital (ROIC) (6)	13.8%	8.1%

(1)	Adjustment related to impairment charge recorded during the fourth quarter of the prior year on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter of prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from Architectural Framing Systems segment into the Architectural Services segment, the comparative fiscal 2022 results have been recast to reflect the change.
(2)	Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $4.9 million and $21.5 million of asset impairment charges, $0.4 million and $6.2 million of employee termination costs and $1.0 million and $2.8 million of other costs associated with these restructuring plans incurred during the fourth quarter and full year of fiscal 2022, respectively.
(3)	Gain on sale of building and related fixed assets within the Architectural Glass segment during the fourth quarter of fiscal 2022.
(4)
Income tax impact calculated using an estimated statutory tax rate of 24.5% and 25% for fiscal year 2023 and 2022, respectively, which reflects the estimated blended statutory tax rate for the jurisdiction in which the charge or income occurred.

(5)	Average invested capital represents a trailing five quarter average of total assets less average current liabilities (excluding current portion long-term debt).
(6)	ROIC calculated by dividing adjusted operating income after taxes by average invested capital

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com